Exhibit 10.20
SIXTH AMENDMENT OF LEASE AGREEMENT

THIS SIXTH LEASE AMENDING AGREEMENT (the “Agreement”) dated the 21st day of January 2021.

BETWEEN:

Stonebriar I Office Partners, Ltd.
(herein referred to as the “Landlord”)

OF THE FIRST PART

-and-

COMSTOCK RESOURCES, INC.
(herein after referred to as the “Tenant”)

OF THE SECOND PART

WHEREAS Landlord and Tenant entered into a certain Lease Agreement dated May 6, 2004, (the "Original Lease" the defined terms of which being hereby incorporated herein by reference);

AND WHEREAS the Lease was amended by the First Amendment of Lease Agreement dated August 31, 2005 (the “First Amendment”);

AND WHEREAS the Lease was amended by the Second Amendment of Lease Agreement dated October 15, 2007 (the “Second Amendment”); and

AND WHEREAS the Lease was amended by the Third Amendment of Lease Agreement dated September 25, 2008 (the “Third Amendment”); and

AND WHEREAS the Lease was amended by the Fourth Amendment of Lease Agreement dated May 8, 2009 (the “Fourth Amendment”); and

AND WHEREAS the Lease was amended by the Fifth Amendment of Lease Agreement dated June 15, 2011 (the “Fifth Amendment”);

AND WHEREAS the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, and Fifth Amendment are herein collectively referred to as the “Lease”;

AND WHEREAS the parties are desirous of amending certain provisions of the Lease and extending the Term of the Lease for an additional period of three (3) years on the terms and conditions set out herein (the “Sixth Amendment”).

NOW THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the sum of One Dollar ($1.00) now paid by each of the parties to the other (the receipt and sufficiency of which is hereby expressly acknowledged), and the mutual covenants and conditions herein contained, the parties hereto covenant and agree as follows:

1.Leased Premises

In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Tenant to be paid, observed and performed, the Landlord and Tenant agree and acknowledge the Leased Premises includes Suites 300, 400, and 500 consisting of 66,382 square feet in accordance with the Lease .

2.Building Rentable Area

In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Tenant to be paid, observed and performed, the Landlord and Tenant agree and acknowledge the rentable square footage of the Building consists of 108,406 square feet in accordance with the Lease.

3.Extension and Demise

The Landlord and Tenant agree that the Term of the Lease shall be and is hereby extended for the Sixth Amendment, for a term of three (3) years commencing on January 1, 2022 and expiring on December 31, 2024, all on the same terms, covenants, provisions and conditions contained in the Original Lease, as amended hereby.

4.Basic Rental

In respect of the Leased Premises, Tenant shall pay to Landlord annual Basic Rental in accordance with the following:

January 1, 2022 to December 31, 2022:	$24.50/RSF/YR + Electric
January 1, 2023 to December 31, 2023:	$25.00/RSF/YR + Electric
January 1, 2024 to December 31, 2024:	$25.50/RSF/YR + Electric

All other terms regarding the payment of Basic Rental, plus Tenant’s Proportionate Share of Electrical Costs, Tenant’s share of Excess, and all other sums that Tenant may owe to Landlord shall be in accordance with the Lease.

It is understood and agreed that the aforesaid Basic Rental is calculated on the basis of the 66,382 rentable square feet of the Leased Premises.

It is further understood the year “2022” shall replace “2014” as the Expense Stop in accordance with the Lease.

5.Operating Expense Escalator

Exhibit C of the Original Lease shall be deleted in its entirety and replaced with Exhibit C.1 attached hereto.

6.Brokers

Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Agreement and that it knows of no other real estate brokers or agents who are or claim to be entitled to a commission in connection with this Lease. Tenant agrees to defend, indemnify and hold harmless

Landlord from and against any liability or claim, whether meritorious or not, arising with respect to any such broker and/or agent known to Tenant and not so named.
7.Defined Terms

Capitalized terms used and not expressly defined in this Agreement shall have the meanings ascribed to such terms in the Lease.

8.Lease in Effect

Landlord and Tenant agree and acknowledge that except as expressly amended and modified herein, all other terms and conditions of the Lease shall remain in full force and effect as originally set forth therein. In the event of a conflict between the Lease and this Agreement, this Agreement shall control.

9.Binding Effect

This Agreement shall be binding on the parties hereto, and their respective successors and assigns, for all purposes.

10.Confidentiality

The terms and conditions of this Agreement (the “Confidential Information”) shall be kept in strict confidence and shall only be disclosed to the Tenant’s directors, officers, managers, employees and professional advisors on a need to know basis for the sole purpose of administering the Lease and not for any other purpose whatsoever. Tenant agrees that the Confidential Information shall not be disclosed to any person without the express written consent of Landlord.

11.Authority

Each person executing this Agreement on behalf of a party represents and warrants that it has the full power, authority, and legal right to execute and deliver this Agreement on behalf of such party and that this Agreement constitutes the legal, valid and binding obligations of such party, its heirs, representatives, successors and assigns, enforceable against such party of parties in accordance with its terms.

12.Entire Agreement

It is expressly agreed that this Agreement, including, without limitation, all of the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant as to the subject matter hereof, and there are no other terms, promises, obligations, covenants, warranties, representations, statements, or conditions, expressed or implied, of any kind, and all prior negotiations and agreements in respect of this Amendment are hereby superseded by this Amendment and are of no further force or effect. No inference in favor of or against any party should be drawn from the fact that such party drafted or participated in the drafting of this Agreement or that such provisions have been drafted on behalf of such party.

13.Applicable Law

This Agreement and any disputes arising hereunder shall be governed by and shall in all respects be construed under the laws of the State of Texas.

14.Execution of Agreement

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party (i) has agreed to permit the use of Docusigned or emailed .pdf signatures in order to expedite the execution and delivery of the Agreement; (ii) intends to be bound by its Docusigned or emailed .pdf signature; (iii) is aware that the other party will rely on the Docusigned or emailed .pdf signature; and (iv) acknowledges such reliance and waives any defenses (other than fraud) to the enforcement of any document based on the fact that a signature was sent by Docusign or emailed .pdf..

IN WITNESS WHEREOF, Landlord and Tenant have hereunto affixed their corporate seals attested by the hands of their duly authorized officers on their behalf, as of the day and year first above written.

LANDLORD:

Stonebriar I Office Partners, Ltd., by its General Partner, Stonebriar Partners, LLC

/s/ Ryane Burke

TENANT:

COMSTOCK RESOURCES, INC.

/s/ Roland O. Burns
President and Chief Financial Officer